Exhibit 99.1

FRED’S REPORTS THIRD QUARTER 2018 RESULTS

MEMPHIS, Tenn. (December 13, 2018) – Fred’s, Inc. (NASDAQ: FRED) reported financial results for the third quarter and nine months ended November 3, 2018. Except as otherwise noted, the results contained herein do not include the previously-announced sale of Fred’s specialty pharmacy business or Fred’s previously-announced transaction with Walgreens.

Third Quarter Fiscal 2018 vs. Third Quarter Fiscal 2017

● Net sales down 5.5% to $306.4 million in Q3 2018 versus $324.3 million in Q3 2017.

● Comparable store sales decreased 5.3% in Q3 2018 versus a 1.0% decline in Q3 2017.

● Gross profit increased to $76.3 million in Q3 2018 versus $70.0 million in Q3 2017 due primarily to a one-time markdown reserve charge that was recorded in Q3 2017.

● Gross margin as a percentage of sales increased 330 basis points to 24.9% in Q3 2018 versus 21.6% in Q3 2017, with much of the improvement due to the impact of the one-time markdown reserve charge recorded in Q3 2017.

● Selling, general, and administrative expenses (including Depreciation and Amortization) were $105.6 million in the third quarter of 2018 compared to $118.3 million in Q3 2017.

● Selling, general, and administrative expenses (including Depreciation and Amortization), adjusted for non-recurring items, were $103.0 million in Q3 2018, or 33.6% of sales, compared to $110.6 million in Q3 2017, or 34.1% of sales.

● Net loss from continuing operations was $31.5 million, or $(0.85) per share, in Q3 2018, compared to a loss of $49.9 million, or $(1.33) per share, in Q3 2017.

● Adjusted EBITDA, a non-GAAP financial measure, was $(21.3) million in Q3 2018 compared to $(13.2) million in Q3 2017.

Joe Anto, Fred’s Interim CEO and CFO, stated “We have made significant progress against our goal of strengthening the balance sheet and as of December 12, 2018 our ABL balance stood at $51.9 million vs. $153.4 million as of the beginning of this Fiscal Year. As of December 12, 2018 we completed the sale of script files associated with approximately 138 locations to Walgreens and expect to complete the remaining 41 location transfers to Walgreens by the end of January 2019. As we have stated in the past, we are continuing to evaluate potential opportunities to monetize all our non-core assets including our retail pharmacy script portfolio as well as our real estate.”

Mr. Anto added “There is still much work to be done with regards to our operations. We are continuing to execute against our turnaround plan, with a focus on bringing in talent, optimizing our cost structure and improving the front store business.”

Third Quarter 2018 Results

Fred’s net sales for the third quarter of fiscal 2018 decreased 5.5% to $306.4 million from $324.3 million in the third quarter last year. Comparable store sales for the quarter decreased 5.3% compared to a 1.0% decrease the third quarter of last year.

Fred’s gross profit for the third quarter of 2018 increased 8.9% to $76.3 million from $70.0 million in the prior year period. Gross profit percentage for the quarter increased 330 basis points to 24.9% from 21.6% in the same quarter last year. Both the gross profit and the gross profit percentage increase were driven primarily by a one-time markdown reserve charge recorded in 2017 that did not reoccur in 2018.

Selling, general and administrative expenses (as a percentage of sales) for the third quarter, including depreciation and amortization, improved 200 basis points to 34.5% of sales from 36.5% of sales in the third quarter last year. The improvement was primarily attributable to cost containment measures and workforce reductions.

Adjusted selling, general and administrative expenses, including depreciation and amortization, a non-GAAP financial measure that excludes non-recurring items, decreased to $103.0 million, or 33.6% of sales, in Q3 of 2018 compared to $110.6 million, or 34.1% of sales, in Q3 of 2017.

For the third quarter of 2018, Fred’s recorded a net loss from continuing operations of approximately $31.5 million, or $(0.85) per share, compared to a net loss of $49.9 million, or $(1.33) per share, during the same period in 2017.

Adjusted EBITDA, a non-GAAP financial measure that further excludes depreciation and amortization and non-recurring items from EBIT, was $(21.3) million compared to $(13.2) million in the third quarter of 2017.

First Nine Months Fiscal Results

Fred’s net sales for the first nine months of fiscal 2018 decreased 5.9% to $964.7 million from $1,025.0 million in the same period of fiscal 2017. Comparable store sales for the nine months period decreased 4.9% compared to a 2.3% decrease the first nine months of last year. Decreases occurred in general merchandise departments such as home furnishings, domestics, electronics and health and beauty products, partially offset by sales increases in beverages and tobacco.

Fred’s gross profit for the first nine months of 2018 decreased 7.8% to $250.6 million from $271.7 million in the prior year period. Gross profit percentage for the nine months decreased slightly to 26.0% from 26.5% in the same period last year. Factors contributing to the decline in adjusted gross profit percentage were primarily related to continued pressures we are seeing in our retail pharmacy business, specifically related to prescription rebates in 2017 that did not recur in 2018, reimbursement pressure from payors and an increase in DIR fees to PBMs. In the front store, we are continuing to see a margin impact from a shift in sales mix from general merchandise to food and consumables.

Selling, general and administrative expenses as a percent of sales for the 39 weeks ended November 3, 2018, including depreciation and amortization, improved 510 basis points to 32.7% of sales from 37.8% of sales in the first 39 week of last year. The decrease in expenses was primarily driven by headcount reductions and cost containment. In addition, professional fees incurred in 2017 related to the attempted Rite Aid acquisition and in closing 39 underperforming stores were not repeated in 2018.

Adjusted selling, general and administrative expenses, including depreciation and amortization, a non-GAAP financial measure that excludes non-recurring items, decreased to $306.8 million, or 31.8% of sales, in the first nine months of 2018 compared to $330.9 million, or 32.3% of sales, in the first nine months of 2017.

For the first nine months of 2018, Fred’s recorded a net loss from continuing operations of approximately $70.7 million, or $(1.93) per share, compared to a net loss of $121.4 million, or $(3.24) per share, in 2017.

Adjusted EBITDA, a non-GAAP financial measure that further excludes depreciation and amortization and non-recurring items from EBIT, was $(31.0) million in the first nine months of 2018 compared to $(11.1) million in the first nine months of 2017.

Conference Call

Fred’s will hold a conference call today at 8:00 a.m. Eastern time to discuss its third quarter results.

Date: Thursday, December 13, 2018

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please press *0 for operator assistance, or click “help” on the webcast.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=132519 and via the investor relations section of the Company’s website at investors.fredsinc.com.

A replay of the conference call will also be available by telephone after 11:00 a.m. Eastern time on December 13, 2018 through December 28, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID:13685659

Non-GAAP Financial Measures

The Company’s management believes that the disclosure of Adjusted selling, general and administrative expenses including depreciation and amortization, Adjusted EBITDA and Free Cash Flow provides useful information to investors because the measures present an alternative and more relevant method for measuring the Company’s results of operations and financial condition, and, when viewed together with the Company’s GAAP results and the accompanying reconciliations, provide a more complete understanding of the factors and trends affecting the Company than the GAAP results alone.

Adjusted EBITDA is calculated as loss before interest and other income and expense, income tax benefit, depreciation and amortization, and non-recurring items. Non-recurring items include discontinued operations, impairment, closed stores, professional fees, stock compensation, LIFO adjustments, and other. Adjusted selling, general and administrative expenses, including depreciation and amortization, is calculated as selling, general and administrative expenses, including depreciation and amortization and excludes certain non-recurring items, such as closed stores, non-recurring professional fees, severance, and other non-recurring items. The exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted selling, general and administrative expenses, including depreciation and amortization, facilitate operating performance comparisons on a period-to-period basis and excludes items that Fred’s does not consider to be indicative of our core operating performance. Accordingly, Fred’s believes that Adjusted EBITDA and Adjusted selling, general and administrative expenses, including depreciation and amortization, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as Fred’s management and board of directors. Additionally, Adjusted EBITDA is a common alternative measure of financial performance used by investors, financial analysts, and rating agencies. These groups use Adjusted EBITDA, along with other measures, to estimate the value of a company and to compare the operating performance of a company to others in its industry. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measure appears in the financial tables attached to this news release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less expenditures for property, plant, and equipment, and any proceeds from asset dispositions, both of which are reported in our Condensed Consolidated Statement of Cash Flows. The Company believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparisons of liquidity with other companies within the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

About Fred’s Inc.

Since 1947, Fred’s Inc. has been an integral part of the communities it serves throughout the southeastern U.S. Today, Fred’s operates approximately 600 discount value stores and its mission is to make it easy AND exciting to save money. Its unique format offers customers a full range of value-priced everyday items, along with terrific deals on closeout merchandise throughout the store. For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to (i) the competitive nature of the industries in which we operate; (ii) the implementation of our strategic plan, and its impact on our sales, costs and operations; (iii) utilizing our existing and new stores; (iv) our reliance on a single supplier of pharmaceutical products; (v) our pharmaceutical drug pricing; (vi) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (vii) our private brands; (viii) the seasonality of our business and the impact of adverse weather conditions; (ix) operational difficulties; (x) merchandise supply and pricing; (xi) consumer demand and product mix; (xii) delayed openings and operating new stores and distribution facilities; (xiii) our employees; (xiv) risks relating to payment processing; (xv) our computer system, and the processes supported by our information technology infrastructure; (xvi) our ability to protect the personal information of our customers and employees; (xvii) cyber-attacks; (xviii) changes in governmental regulations; (xix) the outcome of legal proceedings, including claims of product liability; (xx) insurance costs; (xxi) tax assessments and unclaimed property audits; (xxii) current economic conditions; (xxiii) changes in third-party reimbursements; (xxiv) the terms of our existing and future indebtedness; (xxv) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxvi) our ability to pay dividends; (xxvii) our ability to attract and retain talented executives; (xxviii) statements regarding the agreement pursuant to which Walgreen Co. will acquire certain prescription files and related data and records, retail pharmaceutical inventory, and certain other assets from us, the transactions contemplated thereby, the possible timing and effects thereof, and the ability of the parties to complete the transactions considering the various closing conditions to which such transactions are subject; and (xxix) the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact

Tejal Patel, Fred’s, Inc.

1-318-348-8709

Tejal.patel@fredsinc.com

FRED’S, INC.

Reconciliation of Unaudited Net Loss to Adjusted EBITDA

A Non-GAAP Financial Measure

(In thousands)

	13 Weeks Ended		39 Weeks Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Net loss	$(27,379)	$(51,815)	$(81,694)	$(117,793)
Interest expense	2,073	1,647	5,781	4,371
Income tax expense (benefit)	71	567	(354)	(1,120)
Operating loss / EBIT	(25,235)	(49,601)	(76,267)	(114,542)
Depreciation and amortization	7,632	8,588	24,019	26,333
EBITDA	(17,603)	(41,013)	(52,248)	(88,209)
Adjustments
Stock Compensation	441	1,610	2,685	4,606
LIFO Adjustment	(2,644)	71	(1,531)	(51)
Closing Stores	—	—	—	16,338
Inventory Markdown Reserve	—	17,080	—	17,080
Professional Fees related to attempted Rite Aid acquisition	—	5,037	(909)	31,925
Professional Fees for specialty and retail pharmacy discontinued operations	515	—	2,476	—
Professional Fees related to turnaround strategy	546	—	1,007	4,535
Impairment of Assets	1,505	2,599	1,505	2,599
Executive and other Severance	103	—	4,938	852
Activism Expenses	—	—	—	600
Discontinued Operations	(3,438)	1,377	11,745	(1,376)
Adjusted EBITDA	$(20,575)	$(13,239)	$(30,332)	$(11,101)

FRED’S, INC.

Reconciliation of Unaudited Selling, General, and Administrative Expenses, Including Depreciation and Amortization to Adjusted Selling, General, and Administrative Expenses, Including Depreciation and Amortization

A Non-GAAP Financial Measure

(In thousands)

	13 Weeks Ended		39 Weeks Ended
	November 3, 2018	October 28, 2017	November 3, 2018	October 28, 2017
Selling, general and administrative expenses, including depreciation and amortization	$105,640	$118,255	$315,778	$387,629
Closing Stores	—	—	—	17,835
Professional Fees related to attempted Rite Aid acquisition	—	5,037	(909)	34,150
Professional Fees related to turnaround strategy	546	—	1,007	701
Activism expense	—	—	—	600
Impairment of assets	1,505	2,599	1,505	2,599
Professional Fees for speciality pharmacy discontinued operations	350	—	2,311	—
Professional Fees for retail pharmacy discontinued operations	165	—	165	—
Executive and other Severance	103	—	4,938	852
Adjusted selling, general, and administrative expenses, including depreciation and amortization	$102,971	$110,619	306,761	330,892

FRED’S, INC.

Free Cash Flow

A Non-GAAP Financial Measure

(In thousands)

	39 Weeks Ended
	November 3, 2018	October 28, 2017
Net cash used in operating activities	$(38,133)	$(36,159)
Less capital expenditures	(7,523)	(12,994)
Less asset acquisitions, net, primarily intangibles	—	(1,853)
Add proceeds from assets dispositions	2,203	1,276
Free cash flow	$(43,453)	$(49,730)

FRED’S, INC.

Unaudited Financial Highlights

(In thousands, except per share amounts)

	13 Weeks Ended			39 Weeks Ended
	November 3, 2018	October 28, 2017	Percent Change	November 3, 2018	October 28, 2017	Percent Change
Net sales	$306,413	$324,329	-5.50%	$964,652	$1,024,980	-5.9%
Operating loss from continuing operations	(29,379)	(48,224)	39.1%	(65,229)	(115,918)	43.7%
Net loss from continuing operations	(31,523)	(49,892)	36.8%	(70,656)	(121,439)	41.8%
Net income (loss) from discontinued operations	4,144	(1,923)	315.5%	(11,038)	3,646	402.7%
Net loss per share from continuing, basic and diluted	$(0.85)	$(1.33)	36.1%	$(1.86)	$(3.24)	40.4%
Net loss per share from discontinued, basic and diluted	$0.11	$(0.05)	320.0%	$(0.30)	$0.10	400.0%

Weighted average shares outstanding:
Basic	36,962	37,626		36,650	37,481
Diluted	36,962	37,626		36,650	37,481

FRED’S, INC.

Unaudited Fiscal 2018 Third Quarter Results

(In thousands, except per share amounts)

	13 Weeks Ended November 3, 2018	% of Total	13 Weeks Ended October 28, 2017	% of Total
Net sales	$306,413	100.0%	$324,329	100.0%
Cost of goods sold	230,152	75.1%	254,298	78.4%
Gross profit	76,261	24.9%	70,031	21.6%
Depreciation & amortization	7,632	2.5%	8,588	2.6%
Selling, general and administrative expenses	98,008	32.0%	109,667	33.8%
Operating loss from continuing operations	(28,379)	(9.7)%	(48,224)	(14.9)%
Interest expense, net	2,073	0.7%	1,647	0.5%
Loss from continuing operations before income taxes	(31,452)	(10.4)%	(49,871)	(15.4)%
Income tax benefit	71	—%	21	0.0%
Net loss from continuing operations	$(31,523)	(10.5)%	$(49,892)	(15.4)%
Net income (loss) from discontinued operations	4,144		(1,923)
Net loss	$(27,379)		$(51,815)
Net loss per share from continuing operations, basic and diluted	$(0.85)		$(1.33)
Net loss per share from discontinued operations, basic and diluted	$0.11		$(0.05)
Weighted average shares outstanding:
Basic	36,962		37,626
Diluted	36,962		37,626

FRED’S, INC.

Unaudited Fiscal 2018 To Date Results

(In thousands, except per share amounts)

	39 Weeks Ended November 3, 2018	% of Total	39 Weeks Ended October 28, 2017	% of Total
Net sales	$964,654	100.0%	$1,024,980	100.0%
Cost of goods sold	714,105	73.9%	753,269	73.5%
Gross profit	250,549	26.0%	271,711	26.5%
Depreciation & amortization	24,019	2.5%	26,333	2.6%
Selling, general and administrative expenses	291,759	31.6%	361,296	35.2%
Operating loss from continuing operations	(65,229)	(8.8)%	(115,918)	(11.2)%
Interest expense, net	5,781	0.7%	4,371	0.4%
Loss from continuing operations before income taxes	(71,010)	(9.4)%	(120,289)	(11.6)%
Income tax benefit	(354)	-%	1,150	0.1%
Net loss from continuing operations	$(70,656)	(9.4)%	$(121,439)	(11.8)%
Net income (loss) from discontinued operations	(11,038)		3,646
Net loss	$(81,694)		$(117,793)
Net loss per share from continuing operations, basic and diluted	$(1.93		$(3.24)
Net loss per share from discontinued operations, basic and diluted	$(0.30)		$0.10
Weighted average shares outstanding:
Basic	36,650		37,481
Diluted	36,650		37,481

FRED’S, INC.

Unaudited Balance Sheet

(In thousands)

	November 3, 2018	February 3, 2018

ASSETS:
Cash and cash equivalents	$6,182	$6,573
Inventories	236,048	263,831
Receivables	38,268	37,720
Other non-trade receivables	26,379	31,500
Current assets held for sale	13,867	35,247
Prepaid expenses and other current assets	10,043	10,055
Total current assets	330,787	384,926
Property and equipment, net	105,124	115,466
Other intangible assets, net	25,183	34,347
Noncurrent assets held for sale	16,471	62,258
Other non-current assets	1,510	568
Total assets	$479,075	$597,565

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$112,883	$129,213
Current portion of indebtedness	68	65
Accrued expenses and other	61,942	67,977
Current liabilities held for sale	—	26,572
Total current liabilities	174,893	223,827
Long-term portion of indebtedness	181,174	167,100
Noncurrent liabilities held for sale	—	48
Other non-current liabilities	21,036	25,542
Total liabilities	377,103	416,517
Shareholders’ equity	101,972	181,048
Total liabilities and shareholders’ equity	$479,075	$597,565

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